Hudson Pacific Properties Sells
San Mateo Office Campus for $210 Million

Los Angeles, July 30, 2018-Hudson Pacific Properties, Inc. (NYSE: HPP) today announced the sale of the remaining six buildings of Peninsula Office Park in San Mateo for $210 million before credits, prorations and closing costs. The all-cash transaction represents a 5.1% premium to the company’s GAAP basis and a 15.4% premium to the allocated purchase price.

“The sale of Peninsula Office Park’s remaining six buildings exemplifies our approach to recycling capital to further focus on strategic holdings in our core markets,” said Victor Coleman, Hudson Pacific’s Chairman and CEO. “We will continue to enhance our already high-caliber office portfolio by capitalizing on favorable market conditions, and we are always looking for creative ways to maximize value for our shareholders. We intend to re-deploy proceeds from this successful two-part sale to fund prudent, long-term growth, including the acquisition of higher-yielding opportunities.”

Buildings 1-5 and 7 of Peninsula Office Park total 447,739 square feet, and, as of the end of the first quarter of this year, were 83% occupied. Hudson Pacific sold the fully vacant 63,050-square-foot Building 6 in January of this year for a total of $22.5 million before prorations, credits and closing costs.

Net proceeds from the sale were used to repay amounts outstanding on the company’s revolving credit facility, with the remainder held for general corporate purposes.

Additional details about the sale of Peninsula Office Park, including its impact on full-year 2018 FFO guidance, will be provided in connection with the company’s second quarter earnings call on August 1, 2018.

About Hudson Pacific Properties
Hudson Pacific Properties is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art studio properties in select West Coast markets. Hudson Pacific invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. Founded in 2006 as Hudson Capital, the company went public in 2010, electing to be taxed as a real estate investment trust. Through the years, Hudson Pacific has strategically assembled a portfolio in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The company is a leading provider of design-forward, next-generation workspaces for a variety of tenants, with a focus on Fortune 500 and leading growth companies, many in the technology, media and entertainment sectors. As a long-term owner, Hudson Pacific prioritizes tenant satisfaction and retention, providing highly customized build-outs and working proactively to accommodate tenants’ growth. Hudson Pacific trades as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission, or SEC, on February 16, 2018, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor/Media Contact
Hudson Pacific Properties
Laura Campbell
Senior Vice President, Investor Relations & Marketing
310.622.1702
lcampbell@hudsonppi.com